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                                                                   EXHIBIT 10.6


                             FIRST AMENDMENT TO THE
                    SUMMIT CONSULTING, INC. RETIREMENT PLAN

     THIS FIRST AMENDMENT, made on the   day of             , 1993, by SUMMIT
CONSULTING, INC., a corporation duly organized and existing under the laws of the State of Florida (hereinafter called the "Primary Sponsor"):

                                  WITNESSETH:

     WHEREAS, the Primary Sponsor maintains the Summit Consulting, Inc. Retirement Plan (the "Plan") and its related trust agreement (the "Trust"), effective as of May 1, 1992, and May 15, 1992, respectively; and

     WHEREAS, the Plan is being amended in order to comply with the requirements the Internal Revenue Code of 1986 and the Unemployment Compensation Amendments of 1992;

     NOW, THEREFORE, pursuant to the power reserved to the Primary Sponsor under Plan Section 15.1, the Plan is hereby amended, effective as of January 1, 1993, as follows:

1. By adding the following new Plan Section 1.11A:

     "1.11A 'Direct Rollover' means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee."

2. By adding the following new Plan Section 1.12A:

     "1.12A 'Distributee' means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse."

3. By adding the following new Plan Section 1.15A:

     "1.15A 'Eligible Retirement Plan' means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a) that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity."

4. By adding the following new Plan Section 1.15B:

     "1.15B 'Eligible Rollover Distribution' means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities)."

5. By adding the following sentence at the end of Plan Section 5.2:

     "In the event a married Member applies for a loan after electing that his Accrued Benefit be paid in the form of an annuity under Section 8.2(b) of the Plan, no loan will be made to such Member unless spousal consent is obtained in accordance with the provisions of Section 1.7 of the Plan."
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6. By adding a (i) after the (a) in Section 6.2 of the Plan.

7. By adding the following new subparagraph (ii) to Plan subsection 6.2(a):

     "(ii) If a Member receives a withdrawal from his Matching Account under
Section 6.2(a)(i) above, and the Member's vested interest in his Matching Account is fifty percent (50%) or more, the Member's future vested interest in his Matching Account after the distribution shall be equal to an amount ("X") determined by the formula:

        X = P (AB + (R x D)) - (R x D)

For purposes of applying the foregoing formula, P is the vested percentage at the relevant time; AB is the Matching Account balance at the relevant time; D is the amount of the withdrawal; and R is the ratio of the Matching Account balance at the relevant time to the Matching Account balance after distribution."

8. By adding the following new Plan Section 6.8:

     "6.8 Notwithstanding anything to the contrary, any distributions made under this Section 6 shall be subject to the Eligible Rollover Distribution requirements set forth in Plan Section 8."

9. By adding the following new Plan Section 6.9:

     "6.9 Spousal Consent. In the event a married Member requests a distribution under this Section 6 after electing that his Accrued Benefit be paid in the form of an annuity under Section 8.2(b) of the Plan, no distribution will be made under this Section 6 to such Member unless spousal consent is obtained in accordance with the provisions of Section 1.7 of the Plan."

10. By adding the following new Plan Section 8.7:

     "8.7 Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 8, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover so long as all Eligible Rollover Distributions to a Distributee for a calendar year total or are expected to total at least $200 and, in the case of a Distributee who elects to directly receive a portion of an Eligible Rollover Distribution and directly roll the balance over to an Eligible Rollover Plan, the portion that is to be directly rolled over totals at least $500."

11. By substituting the following for the last sentence of Plan Section 9.4:

     "Payment shall be subject to the minimum distribution requirements and the Eligible Rollover Distribution requirements set forth in Plan Section 8."

12. By adding the following sentence at the end of the first full paragraph of
    Section 3 of Appendix A to the Plan:

     "In the event the multiple use of the alternative limitations contained in Sections 2(b) and 5(b) of this Appendix A, pursuant to Treasury Regulations section 1.401(m)-2 as promulgated by the Secretary of the Treasury, require a corrective distribution, such distribution shall be made pursuant to this
Section 3, and not Section 6 of this Appendix A."

13. By adding the following sentence at the end of Section 3 of Appendix A to the Plan:

     "As to any Highly Compensated Employee who is subject to the family aggregation rules of subsection (c) of Section 1.22 of the Plan, any distribution of such Highly Compensated Employee's allocable portion of the excess Deferral Amount for a Plan Year shall be allocated among the family members of such Highly Compensated Employee who are combined to determine the actual deferral percentage in proportion to the Deferral Amounts taken into account under this Section 3."

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14. By adding the following sentence at the end the first paragraph of Section 6 of Appendix A to the Plan:

     "In the event the multiple use of the alternative limitations contained in Sections 2(b) and 5(b) of this Appendix A, pursuant to Treasury Regulations section 1.401(m)-2 as promulgated by the Secretary of the Treasury, require a corrective distribution, such distribution shall be made pursuant to Section 3 of this Appendix A, and not this Section 6."

15. By adding the following sentence at the end of the next to last paragraph of
    Section 6 of Appendix A to the Plan:

     "As to any Highly Compensated Employee who is subject to the family aggregation rules of subsection (c) of Section 1.22 of the Plan, any distribution or forfeiture of such Highly Compensated Employee's allocable portion of the excess aggregate contributions for a Plan Year shall be allocated among the family members of such Highly Compensated Employee who are combined to determine the contribution percentage in proportion to the contributions taken into account under this Section 6."

     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the day and year first above written.

                                          SUMMIT CONSULTING, INC.

                                          By:  /s/
                                          --------------------------------------

                                          Title: President

ATTEST:

/s/
--------------------------------------

Title: V.P. of Administration and
       Corporate Sec.

[CORPORATE SEAL]

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